UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

FOMO WORLDWIDE, INC.
(Name of Registrant As Specified in Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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FOMO WORLDWIDE, INC.

831 W North Ave.

Pittsburgh, PA 15233

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

Dear Shareholders:

We are writing to advise you that the sole director and the shareholder who holds a majority of the voting power of the voting stock (the “Majority Shareholder”) of FOMO WORLDWIDE, INC., a California corporation (“we,” “us,” “our” or the “Company”) has approved the following actions by written consent dated April 30, 2023, in accordance with the California Corporations Code:

●	ratification of an amendment to our Articles of Incorporation (the “Articles”), filed with California Secretary of State on September 23, 2022, which changed our corporate name to “FOMO WORLDWIDE, INC.”;
●	approval of an amendment to our Articles of incorporation to effect a reverse stock split of our common stock at the ratio of one (1) for one hundred (100) (the “Reverse Split”); and
●	redomiciling of the Company in the State of Wyoming.

The above actions will not be deemed effective until at least twenty (20) days after the mailing of this Notice and the accompanying Information Statement to shareholders and we are advised by the Financial Industry Regulatory Authority (“FINRA”) that they have no further comments with respect to the Company proceeding with the above actions.

Shareholders of record at the close of business on June 30, 2023 are entitled to notice of this shareholder action by written consent.

Accompanying this Notice is an Information Statement relating to the above actions. Please read the Information Statement carefully. It describes the essential terms of the actions to be taken.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

Pittsburgh, Pennsylvania
July __, 2023	By:
Vikram Grover, Chief Executive Officer

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FOMO WORLDWIDE, INC.

831 W North Ave.

Pittsburgh, PA 15233

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about July __, 2023, to shareholders of record as of June 30, 2023 (the “Record Date”), of FOMO WORLDWIDE, INC., a California corporation (“we,” “us,” “our” or the “Company”). This Information Statement is being circulated to advise shareholders of certain actions already approved and taken without a meeting by joint written consent of our sole director and the shareholder who holds a majority of the voting power of our voting stock (the “Majority Shareholder”).

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Our sole director and the Majority Shareholder approved the following actions by joint written consent dated April 30, 2023, in accordance with the California Corporations Code:

●	ratification of an Amendment to our Articles of Incorporation (the “Articles”), filed with California Secretary of State on September 23, 2022, which changed our corporate name to “FOMO WORLDWIDE, INC.;”
●	approval of an amendment to the Articles our Articles to effect a reverse stock split of our common stock at the ratio of one (1) for one hundred (100) (the “Reverse Split”); and
●	redomiciling of the Company in the State of Wyoming.

The above actions will not be deemed effective until at least twenty (20) days after the mailing of this Notice and the accompanying Information Statement to shareholders and we are advised by the Financial Industry Regulatory Authority (“FINRA”) that they have no further comments with respect to the Company proceeding with the above actions.

This will be mailed on or about July __, 2023 to all shareholders of record as of the Record Date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date for: Vikram Grover, our sole director and executive officer, who is the only known beneficial owner of 5% or more of our issued and outstanding common stock. The address for Mr. Grover is c/o the Company, 831 W North Ave., Pittsburgh, PA 15233.

Name of Beneficial Owner	Number of Shares		% of Class(5)	% of Voting Power(6)

Vikram Grover	2,953,982,317	(1)	24.6%	88.4%
Charles Szoradi	1,370,000,000	(2)	12.8%	1.2%
GS Capital Partners LLC	807,307,950	(3)	8.0%	0.7%
Dilip Limaye	550,000,000	(4)	5.6%	0.5%

(1)	Represents 304,166,667 common shares and 2,649,815,650 shares of common stock issuable upon conversion of Series A, B, and C Preferred Stock held by Mr. Grover. The shares of Series A and B Stock vote on an “as converted “ basis and each share of Series C Preferred stock has 100,000 votes and all classes of Preferred Stock vote together with the shares of common stock as a single class.

(2)	Represents 50,000,000 common shares and 1,320,000,000 shares of common stock issuable upon conversion of Series B Preferred Stock held by Mr. Szoradi and his affiliates. The shares of Series B Stock vote on an “as converted “ basis together with the shares of common stock as a single class.

(3)	Represents 807,307,950 shares of common stock issuable upon conversion of Series A Preferred Stock held by GS Capital Partners LLC. The shares of Series A Stock vote on an “as converted “ basis together with shares of common stock as a single class.

(4)	Represents 550,000,000 shares of common stock issuable upon conversion of Series A and B Preferred Stock held by Mr. Limaye and his affiliates. The shares of Series A and B Stock vote on an “as converted “ basis together with shares of common stock as a single class.

(5)	Based on 9,340,399,754 shares of Common Stock issued and outstanding as of the Record Date.

(6)	Shares of common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock vote together as a single class on all matters presented to stockholders, except as required by law. Each share of common stock has one vote per share, each share of Series A Preferred Stock has 50 votes per share, each share of Series B Preferred Stock has 1,000 votes per share, and each share of Series C Preferred Stock has 100,000 votes per share.

APPRAISAL OR DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

RECORD DATE AND VOTING SECURITIES

Only shareholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized capital stock consists of (i) 20,000,000,000 shares of common stock, no par value, of which 9,340,399,754 shares are issued and outstanding; and (ii) 100,000,000 shares of preferred stock, $.0001 par value, of which (A) 78,000,000 shares of Series A Preferred stock have been designated, of which 23,729,492 shares are issued and outstanding; (B) 20,000,000 shares of Series B Preferred stock have been designated, of which 5,993,316 shares are issued and outstanding; and (c) 2,000,000 shares of Series C Preferred Stock have been designated, of which 1,000,000 shares are issued and outstanding. Shares of common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock vote together as a single class on all matters presented to stockholders, except as required by law. Each share of common stock has one vote per share, each share of Series A Preferred Stock has 50 votes per share, each share of Series B Preferred Stock has 1,000 votes per share, and each share of Series C Preferred Stock has 100,000 votes per share.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

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DESCRIPTION OF THE CONSENT ACTIONS

RATIFICATION OF CORPORATE NAME CHANGE

On September 23, 2022, we filed an amendment to our Articles changing our corporate name to “FOMO WORLDWIDE, INC.” from “FOMO CORP.” As a result of certain state government agency confusion regarding the payment of California corporate franchise taxes, the Company was deemed to have been administratively revoked for a period of time. In connection with the resolution of those issues and the reinstatement of the Company in good standing in 2022, we learned that during the pendency of the dissolution, the corporate name “FOMO CORP.” had been assigned by the Secretary of State of California to another California corporation and accordingly was no longer available to us. As a result, we changed our corporate name to “FOMO WORLDWIDE, INC.” in connection with our reinstatement to good standing.

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AT THE RATIO OF ONE-FOR-100

The sole director and the Majority Shareholder by written consent dated April 30, 2023 has approved the filing of an amendment to our Articles to effect a reverse stock split of our common stock at the ratio of one-for-100, subject to receipt of FINRA and any other necessary regulatory approvals and the passage of all necessary waiting periods. The Reverse Split would reduce the number of outstanding shares of our common stock and would proportionate reduce the number of shares of common stock issuable upon conversion of our Preferred Stock but would have no effect on the number of outstanding shares of Preferred Stock. The sole director and the Majority Shareholder has determined that it would be in the Company’s best interest to conduct the Reverse Split. In approving this action, the sole director and the Majority Shareholder considered certain factors including, but not limited to, the following:

(i) current trading price of the Company’s shares of common stock on the OTC Pink market and potential to increase the marketability and liquidity of the Company’s common stock;

(ii) possible reluctance or inability of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios;

(iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets;

(iv) posturing the Company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates; and

(v) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the sole director and the Majority Shareholder board believes that the Reverse Split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the Reverse Split will have the desired benefits.

The Reverse Split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock, and the Reverse Split would affect all common shareholders uniformly. For example, as result of the Reverse Split, 100 shares of our presently issued and outstanding common stock on the effective date of the amendment to the Articles implementing the Reverse Split would be converted into one share of the post-Reverse Split common stock. The conversion rate of all securities convertible into common stock would be proportionately adjusted.

In connection with the Reverse Split, fractional shares will not be issued. Instead, the Company will issue one full share of the post-Reverse stock Split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each holder of common stock will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that shareholder did immediately prior to the Reverse Split, except for the minor adjustment that will result from the additional shares that will need to be issued a result of the treatment of fractional shares.

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The Reverse Split will be effected by filing an amendment to the Company’s Articles of Incorporation with the California Secretary of State’s office and will become effective upon such filing. The actual timing of any such filing will be made by our sole director, based upon an evaluation as to when FINRA and other the requisite approvals are received, and the requisite waiting periods have passed. The Reverse Split will, however, reduce the number of issued and outstanding shares of common stock from 9,340,399,754 to approximately 93,403,998 shares (based on 9,340,399,754 shares issued and outstanding as of the Record Date). The Reverse Split will not have any effect on the par value of the common stock.

The Reverse Split may also result in some shareholders holding “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of implementation of the Reverse Split, the Company will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of shareholder value represented by the common stock being further diluted by additional share issuances. The proposed Reverse Split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. After the Reverse Split, if the Company were to issue the balance of the authorized shares, that action would have a material dilutive effect upon existing shareholders The board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose. Although the Company has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, the Company may issue shares of common stock in connection with such a financing. The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the shareholders of the Company. The Company’s shareholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company which means that current shareholders do not have a prior right to purchase any new issuance of capital stock of the Company in order to maintain their proportionate ownership of the Company’s stock.

After the taking of any action to conduct or authorize the Reverse Split is filed there is not a requirement that shareholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the Reverse Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-Reverse Split common shares into which the existing shares have been converted as a result of the Reverse Split.

Because the Reverse Split results in an increase in the number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect. Although the Reverse Split is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of our common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

REDOMICILING OF THE COMPANY TO WYOMING FROM CALIFORNIA

The sole director and the Majority Shareholder by written consent dated April 30, 2023 has approved the redomiciling of the Company to the State of Wyoming from the State of California, upon receipt of FINRA and all other necessary regulatory approvals and the passage of all necessary waiting periods. The redomicile would have no effect on the number of outstanding shares of common stock or any class of preferred stock.

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The sole director and the Majority Shareholder has determined that it is in the Company’s best interests to effect the redomicile and has considered certain factors including, but not limited to, the following:

(i)	simplified legal and regulatory compliance;
(ii)	enhanced reduced filing fees and expenses;
(iii)	tax treatment; and
(iv)	simplified application of accounting principles to derivative liabilities.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENTS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the consent actions described in this Information Statement which is not shared by all other shareholders of the Company.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act we file periodic reports, documents and other information with the Securities and Exchange Commission. Such reports. documents and other information may be viewed at the Securities and Exchange Commission’s website at www.sec.gov.

SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

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